UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2003

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Date of Report (Date of Earliest Event Reported)

INTAC International, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 3-5, 17/F., Clifford Centre, 778-784 Cheung Sha Wan Road, Kowloon, Hong Kong

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(Address of principal executive offices)

011 (852) 2385.8789

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Item 5.

Other Events and Regulation FD Disclosure.

On September 15, 2003, INTAC International, Inc. (the "Registrant") announced that it had sold one million shares of its unregistered, restricted common stock to an accredited investor in a private placement transaction for proceeds of $4.5 million.

Proceeds of the private placement will be used to fund INTAC’s participation in its recently announced Internet portal joint venture with China Putian Corporation (“Putian”) and the Ministry of Education in The People’s Republic of China (“PRC”) called “Career Net”, as well as for working capital.  A copy of the press release issued by the Registrant on September 15, 2003 concerning the private placement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)

Exhibits.

99.1

Press Release of Registrant, issued on September 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2003

INTAC International, Inc.

By:  /s/ J. David Darnell

J. David Darnell:

Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued on September 15, 2003.